UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 28, 2011

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Penn Center 1628 JFK Blvd., Suite 300 Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code: (215) 717-4100

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On December 28, 2011, Echo Therapeutics, Inc. (the “Company”) entered into an agreement (the “Platinum Agreement”) with Platinum Partners Liquid Opportunity Master Fund L.P. and Platinum-Montaur Life Sciences, LLC (collectively, “Platinum”) pursuant to which Platinum confirmed its intent to exercise all of its outstanding warrants prior to December 31, 2011 (the “Election Period”). Platinum owns an aggregate of 3,225,190 warrants to purchase common stock, $0.01 par value per share (“Common Stock”), of the Company, 1,312,595 of which have an exercise price of $1.50 per share, 600,000 of which have an exercise price of $2.00 per share and 1,312,595 of which have an exercise price of $2.50 per share (collectively, the “Warrants”). In consideration for Platinum’s voluntary exercise of the Warrants, and simultaneously with such voluntary exercise, the Company agreed to amend the exercise price of the Warrants to $1.00 per share.  The Company received proceeds of approximately $3.2 million pursuant to the Platinum Agreement.

The Platinum Agreement replaces the letter agreement by and among the Company and Platinum dated as of November 14, 2011, pursuant to which Platinum agreed to exercise Series 1 Warrants and Series 2 Warrants acquired in the Company’s Series D Preferred Stock Offering with a total aggregate exercise price of $2 million no later than December 31, 2011.

The Platinum Agreement provides that, at Platinum’s election, for so long as the issuance of Common Stock is not prohibited by the 4.99% and/or 9.99% (as applicable) beneficial ownership restriction described in the Warrants, Platinum may receive, on exercise, either Common Stock or Series C Preferred Stock convertible into that number of shares of Common Stock that Platinum would otherwise be entitled to receive upon such warrant exercises.  In the event that the exercise of such warrants would result in Platinum and its affiliates beneficially owning (as calculated pursuant to Rule 13d-3 under the Securities Exchange Act) in excess of 4.99% and/or 9.99% (as applicable) of the Company’s outstanding Common Stock, in lieu of the issuance of shares of Common Stock in excess of such restriction, the Company shall issue to Platinum a number of shares of its Series C Preferred Stock convertible into the aggregate number of shares of Common Stock issuable by the Company pursuant to the exercise described herein in excess of the 4.99% beneficial ownership restriction.  For purposes of determining the amount of such excess, the Company will rely on Platinum’s good faith representations as to its current beneficial ownership.

Pursuant to the terms of the Certificate of Designation, Preference and Rights of Series C Preferred Stock (the "Certificate of Designation"), each share of Series C Stock is initially convertible into one thousand shares of Common Stock, subject to adjustment for stock splits, combinations or similar events. Each holder who receives Series C Stock may convert its Series C Stock at any time following its issuance.   In the event of any Liquidation Event (as defined in the Certificate of Designation), the holders of Series C Stock are entitled to receive (subject to the rights of any securities designated as senior to the Series C Stock) a per share liquidation preference equal to an amount calculated by taking the total amount available for distribution to holders of all the Company’s outstanding Common Stock before deduction of any preference payments for the Series C Stock, divided by the total of (x) all of the then outstanding shares of the Company’s Common Stock, plus (y) all of the shares of the Company’s Common Stock into which all of the outstanding shares of the Series C Stock can be converted, in each case prior to any distribution to the holders of Common Stock or any other securities designated as junior to the Series C Stock.

On December 29, 2011, the Company entered into agreements (collectively, the “Repricing Agreements”) with certain holders (each, a “Warrant Holder”) of warrants to purchase Common Stock of the Company at exercise prices per share of $1.60 (the “$1.60 Warrants”) and $2.25 (the “$2.25 Warrants”).  Pursuant to the Repricing Agreements, on December 30, 2011, each Warrant Holder exercised all of its outstanding $1.60 Warrants and $2.25 Warrants for cash. In consideration for the Warrant Holder’s voluntary exercise of the $1.60 Warrants and the $2.25 Warrants for cash, and simultaneously with such voluntary exercise, the Company amended the exercise price of the $1.60 Warrants to $0.50 per share and it amended the exercise price of the $2.25 Warrants to $0.70 per share.  The Company received proceeds of approximately $400,000 pursuant to the Repricing Agreements.

The foregoing descriptions of the Platinum Agreement, the Repricing Agreements and the transactions contemplated therein and thereby do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as exhibits hereto and are incorporated herein by reference. The form of the Repricing Agreements for all of the $1.60 Warrants was identical except for the addressee and the form of the Repricing Agreements for all of the $2.25 Warrants was identical except for the addressee; therefore, forms of Repricing Agreements for the $1.60 Warrants and for the $2.25 Warrants have been provided as an exhibit hereto.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 31, 2011, Shawn K. Singh, JD, a member of the Company’s Board of Directors, resigned from his position as a Director due to the increasing demands of his role as Chief Executive Officer and Director of VistaGen Therapeutics, Inc., a publicly-traded biotechnology company (OTCBB: VSTA). Mr. Singh will continue to work with the Company as a strategic consultant.

Item 9.01.   Financial Statements and Exhibits.

The Exhibits listed in the Exhibit Index immediately preceding such Exhibits are filed with or incorporated by reference in this report.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: January 4, 2012	By: /s/ Patrick T. Mooney
Patrick T. Mooney
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement between the Company, Platinum Partners Liquid Opportunity Master Fund L.P. and Platinum-Montaur Life Sciences, LLC dated December 28, 2011.
10.2	Form of Repricing Agreement for $1.60 Warrants dated December 29, 2011.
10.3	Form of Repricing Agreement for $2.25 Warrants dated December 29, 2011.